Exhibit 3(b)

Reflecting all amendments through July 23, 2003

RESTATED BY-LAWS
OF
CDW CORPORATION

ARTICLE I

OFFICES

     Section 1. Registered Office. The registered office shall be established and maintained at 208 S. LaSalle St., Suite 814, Chicago, IL 60604 and CT Corporation System shall be the registered agent of this corporation in charge thereof.

     Section 2. Other Offices. The corporation may have other offices, either within or without the State of Illinois, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meetings. Annual meetings of Shareholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Illinois and at such time and date as the Board of Directors, by resolutions, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of Shareholders shall be held at the offices of CDW Corporation, 200 North Milwaukee Avenue, Vernon Hills, Illinois on May 1 at 6:00 p.m. central standard time.

     If the date of the annual meeting shall fall upon a Saturday, Sunday or a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the Shareholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

     Section 2. Other Meetings. Meetings of Shareholders for any other purpose may be held at such time and place, within or without the State of Illinois, as shall be stated in the notice of the meeting.

     Section 3. Voting. Each Shareholder entitled to vote in accordance with the terms of the Articles of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Shareholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. Upon the demand of any Shareholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors and, all other questions shall be elected by majority vote except as otherwise provided by the Articles of Incorporation or the laws of the State of Illinois.

     A complete list of the Shareholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Shareholder who is present.

     Section 4. Quorum. Except as otherwise required by Law, by the Articles of Incorporation or by these By-Laws, the presence, in person or by proxy, of Shareholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the Shareholders. In case a quorum shall not be present at any meeting, a majority in interest of the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     Section 5. Special Meetings. Special meetings of the Shareholders for any purpose or purposes may be called by the Chairman of the Board of Directors or by resolution of the directors.

     Section 6. Notice of Meetings. Written notice, stating the place, date and time of the meeting and the general nature of the business to be considered, shall be given to each Shareholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, nor more than sixty (60) days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the Shareholders entitled to vote thereat.

     Section 7. Action Without Meeting. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

ARTICLE III

DIRECTORS

     Section 1. Number and Term. The number of directors shall be no fewer than seven (7) and no more than twelve (12). The specific number of directors within that range shall be determined by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the Shareholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

     Section 2. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors.

     Section 3. Vacancies. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     Section 4. Removal. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the Shareholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the Shareholders entitled to vote.

     Section 5. Increase or Decrease of Number. The number of directors may be increased or decreased (but not below three (3)) by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the Shareholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     Section 6. Powers. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Articles of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the Shareholders.

     Section 7. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the Shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     Section 8. Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Illinois.

     The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of Shareholders without any notice other than these By-Laws. The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the Shareholders; or the time and place of such meeting may be fixed by consent in writing of all the directors.

     Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

     Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by Chairman of the Board on the written request of any two directors on at least two (2) days notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

     Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 9. Quorum. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     Section 10. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. The directors may also be entitled to participate in the Director Stock Option Plan or such other benefit plans as they shall determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes or proceedings of the board or committee.

ARTICLE IV

OFFICERS

     Section 1. Officers. The officers of the corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers (other than the Chairman of the Board of Directors) of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two (2) offices may be held by the same person.

     Section 2. Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of directors and shareholders of the corporation and may call meetings of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties as may be assigned to him by the Board of Directors.

     Section 4. Vice Chairman of the Board. The Vice Chairman of the Board of Directors shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

     Section 5. Chief Executive Officer. The Chief Executive Officer of the corporation shall formulate policies with respect to the affairs of the corporation and shall have general powers of supervision and management.

     Section 6. President. The President shall be the chief operating officer of the corporation and, subject to the direction of the Chairman of the Board of Directors, shall supervise and direct and be responsible for the direction of the ongoing business of the corporation. In the absence of the Chairman of the Board of Directors, the President shall preside at meetings of the Shareholders and the Board of Directors. Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall be authorized to execute bonds, mortgages and other contracts on behalf of the corporation to cause the corporation’s seal to be affixed to any instrument requiring such seal, and when so affixed such seal shall be attested by the signatures of the Secretary or Assistant Secretary.

     Section 7. Vice President. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, the Chairman of the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the Chairman of the Board of Directors, President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     Section 9. Secretary. The Secretary shall give, or cause to be given, notice of all meeting of Shareholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board of Directors, President, or by the directors, or Shareholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the Chairman of the Board of Directors, or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the Chairman of the Board of Directors, or the President, and attest the same.

     Section 10. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them respectively, by the Board of Directors.

ARTICLE V

MISCELLANEOUS

     Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate certifying the number of shares owned by him in the corporation, signed by the Chairman, the President or the Vice President and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 2. Lost Certificates. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond, in such sum as they may direct, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of any such new certificate.

     Section 3. Transfer of Shares. Upon surrender to the corporation or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper- evidence of succession, assignment of authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

     Section 4. Shareholders Record Date. In order that the corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, nor more than sixty (60) days prior to any other action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 5. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books, as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Illinois.

     Section 6. Dividends. Subject to the provisions of the Articles of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting declare dividends upon the capital stock of the corporation as and when they deem expedient.

Dividends may be paid in cash, in property, or in shares of capital stock of the corporation, subject to the provisions of the Articles of Incorporation. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

     Section 7. Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words “CORPORATE SEAL ILLINOIS.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 8. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     Section 9. Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     Section 10. Notice and Waiver of Notice. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the Provisions of the Articles of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Shareholders, directors or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE VI

INDEMNIFICATION OF
DIRECTORS, EMPLOYEES AND AGENTS

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Section 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the Shareholders.

     Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation authorized in this Article.

     Section 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ARTICLE VII

AMENDMENTS

     These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the Shareholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.